Exhibit 99.3
                                  ------------

                             The CIT RV TRUST 1998-A
                                   Exhibit 10K
                          For The Year Ending 12/31/98


1.  Aggregate Principal & Interest Received on Contracts          64,505,539.22


2.  Aggregate Liquidation Proceeds on the Contracts with respect     152,786.12
      to Principal

3. Repurchased Contracts                                                   0.00

4. Investment Earnings on Collection Account                               0.00

5. Servicer Monthly Advances                                       1,743,342.16

6. Reimbursement of prior monthly Servicer Advances               (1,044,311.21)

7. Incorrect Deposits                                                      0.00

8. Draws from the Reserve Account                                          0.00

9. Aggregate Distribution made in respect of Interest:
    (a)  Class A-1  Note Interest @ 5.800%                         2,445,531.50
    (b)  Class A-2  Note Interest @ 5.985%                         2,782,399.98
    (c)  Class A-3  Note Interest @ 6.018%                         1,617,300.00
    (d)  Class A-4  Note Interest @ 6.200%                         2,436,000.00
    (e)  Class A-5  Note Interest @ 6.250%                         1,132,200.00
    (h)  Class B  Note Interest @ 6.450%                             566,100.00
    (i)  Certificate Interest @ 6.800%                               203,038.98
                                                                  -------------
                                                Total             11,182,570.46
Interest Distributions

10. Aggregate Distribution made in respect of Principal:
    (a)  Class A-1  Note Principal Dsitributions                  46,880,314.09
    (b)  Class A-2  Note Principal Distributions                           0.00
    (c)  Class A-3  Note Principal Distributions                           0.00
    (d)  Class A-4  Note Principal Distributions                           0.00
    (e)  Class A-5  Note Principal Distributions                           0.00
    (h)  Class B  Note Principal Distributions                             0.00
    (i)  Certificate Principal Distributions                               0.00
                                                                  -------------
                                                 Total            46,880,314.09
Principal Distributions

11. Servicer Payment                                                 932,389.01

12. Deposits to the Reserve Account                                6,362,082.73

13. Reserve Account Distributions:
      (a)  Draws deposited to the Note                                     0.00
             Distribution Account
      (b)  Draws deposited to the Certificate                              0.00
             Distribution Account
      (c)  Distribution to Lender                                  7,421,989.15
      (d)  Distribution to Affiliated Owner                          202,614.56
                                                                  -------------
                                                  Total            7,624,603.71
Reserve Account Distributions

14. Delinquency Information as of 12/31/98                Account       Number
                                                       -------------   --------
      (a)  31-59 Days                                   2,722,821.39        124
      (b)  60-89 Days                                   1,677,095.10         46
      (c)  90-119 Days                                    951,958.54         29
      (d)  120 + Days                                   2,188,538.40         71

15.  Contracts Liquidated in 1998                         245,114.09